                                 LEASE AGREEMENT


        THIS LEASE is executed this 7th day of December, 1999, by and between PRECEDENT INDUSTRIAL GROUP, LLC, an Indiana limited liability company ("Landlord"), and pets.com, inc., a California corporation ("Tenant").

                                   WITNESSETH:

                          ARTICLE 1 - LEASE OF PREMISES

        Section 1.01.  Basic Lease Provisions and Definitions.

A. Leased Premises (shown outlined on Exhibit A attached hereto) Building No. 1 (the "Building"); located in Precedent South Business Center (the "Park") in Greenwood, Indiana;

B. Rentable Area: 292,500 square feet which includes 7,400 square feet of office space;

        Landlord shall use commercially reasonable standards, consistently applied, in determining the Rentable Area and the rentable area of the Building. Landlord's determination of Rentable Area shall conclusively be deemed correct for all purposes hereunder.

C.      Tenant's Proportionate Share:  65%;

D.      Minimum Annual Rent: [*]

E.      Monthly Rental Installments:  [*]

F.      Lease Term:  Five (5) years;

G.      Target Commencement Date:  January 1, 2000;

H.      Security Deposit:  None;

I.      Guarantor(s):  None;

J. Broker(s): Summit Realty Group representing Landlord and Trammell Crow Company representing Tenant;

K. Permitted Use: General warehouse, related office and other related purposes;

L.      Address for notices:

        Landlord:       Precedent Industrial Group, LLC
                        Suite 120
                        9365 Counselors Row
                        Indianapolis, IN 46240
                        Attn:  Randy Aikman

* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

                        With a copy to:

                        Greenwalt Development
                        215 West New Road
                        Suite 200
                        Greenfield, IN 46140
                        Attn:  Terry McCardwell

        Tenant:         pets.com, inc.
                        435 Brannan Street
                        San Francisco, California 94107
                        Attn: Mark Lemma


                        With a copy to:

                        Hopkins & Carley
                        P. O. Box 1469
                        San Jose, California 95109-1469
                        Attn: Julie Frambach, Esq.

        Address for rental and other payments:

                         Precedent Industrial Group, LLC
                         Suite 120
                         9365 Counselors Row
                         Indianapolis, IN 46240

        Section 1.02. Leased Premises. Landlord hereby leases to Tenant and Tenant leases from Landlord, under the terms and conditions herein, the Leased Premises.

                         ARTICLE 2 - TERM AND POSSESSION

        Section 2.01. Term. The term of this Lease ("Lease Term") shall be for the period of time set forth in the Basic Lease Provisions and shall commence on the Commencement Date, as defined in Section 2.02, below. Upon delivery of possession of the Leased Premises to Tenant, Tenant shall execute a letter of understanding acknowledging (i) the Commencement Date of this Lease, and (ii) that Tenant has accepted the Leased Premises. If Tenant takes possession of and occupies the Leased Premises, Tenant shall be deemed to have accepted the Leased Premises and that the condition of the Leased Premises and the Building was at the time satisfactory and in conformity with the provisions of this Lease in all respects.

        Section 2.02. Construction of Tenant Improvements and Commencement Date. Tenant has personally inspected the Leased Premises and accepts the same "AS IS" without representation or warranty by Landlord of any kind and with the understanding that Landlord shall have no responsibility with respect thereto except to construct in a good and workmanlike manner the improvements designated as Landlord's obligations in the attached Exhibit B, which shall be in accordance with and at the expense of the party indicated on Exhibit B. Based upon the scope of the work to be completed by Landlord (the "Landlord's Work") which is described on Exhibit B, the Landlord anticipates that the Landlord's Work will be completed by the Target Commencement Date identified in the Basic Lease Provisions [Section 1.01(G)],



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subject to force majeure, as described in Section 16.04. Notwithstanding anything to the contrary contained herein, the Landlord represents and warrants that, as of the Commencement Date: (i) the Building and the Leased Premises will have been completed in material compliance with all building codes applicable thereto, (ii) the mechanical, plumbing and electrical systems included in the Building and the Leased Premises are in good operating condition, and (iii) the roof of the Building and the Leased Premises is in place and weather tight.

        The "Commencement Date" shall be the earlier of (i) the date on which the Leased Premises are first used and occupied by Tenant's personnel for carrying on the normal functions of its business, or (ii) the date ten (10) days after Landlord gives written notice to Tenant that the Landlord's Work has been substantially completed. The Commencement Date shall in no event be postponed by reason of any delay caused by Tenant (for example, and without limitation, Tenant's failure to timely approve or furnish plans or specifications, make selections or decisions necessary for substantial completion of the Landlord's Work, or complete any work required or permitted to be completed by Tenant in or upon the Leased Premises). In this regard, the Landlord shall complete those portions of Landlord's Work as will be necessary to reasonably accommodate acceptance of delivery of the equipment and materials for the racking system/fixtures which the Tenant intends to install in the Leased Premises by December 15, 1999. Thereafter, the Landlord agrees that it will complete those portions of Landlord's Work as will be necessary to reasonably accommodate the commencement of work by Tenant and its independent contractors to fabricate, construct and/or install such racking systems/fixtures in the Leased Premises by December 27, 1999. The Tenant acknowledges and agrees that Landlord shall have no liability or responsibility for the custody or protection of such equipment and materials or such racking systems/fixtures, either before or after the fabrication, construction and/or installation thereof and that Tenant and its independent contractors shall have such equipment and materials delivered and placed within the Leased Premises in such locations, and conduct its fabrication, construction and/or installation activities in such a manner so as to not unreasonably interfere with the performance and completion of the Landlord's Work.

        Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall immediately surrender the Leased Premises to Landlord in broom-clean condition and in good order, condition and repair. Tenant shall also remove its personal property, trade fixtures and any alterations made by Tenant to the Leased Premises (which the Landlord has designated are to be removed under Section 7.03), in writing, to the Tenant, and the Tenant shall promptly repair any damage caused by such removal, and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted . If Tenant fails to do so, Landlord may restore the Leased Premises to such condition at Tenant's expense, Landlord may cause all of said property to be removed at Tenant's expense, and Tenant hereby agrees to pay all the costs and expenses thereby reasonably incurred, including, without limitation, costs of removal and storage of Tenant's property. All Tenant property which is not removed within twenty (20) days following Landlord's written demand therefor shall be conclusively deemed to have been abandoned by Tenant, and Landlord shall be entitled to dispose of such property at Tenant's cost without thereby incurring any liability to Tenant. The provisions of this section shall survive the expiration or other termination of this Lease.

        Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall become a tenant from month to month at one hundred fifty percent (150%) of the Monthly Rental Installment in effect at the end of the Lease Term, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent in such event shall not result in a renewal of this Lease, and Tenant shall vacate and surrender the Leased Premises to Landlord upon Tenant being given thirty (30) days prior written notice from Landlord to vacate whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier



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

termination of this Lease, nor limit Landlord's remedies in such event.

                                ARTICLE 3 - RENT

      Section 3.01. Base Rent. Tenant shall pay to Landlord the Minimum Annual Rent in the Monthly Rental Installments, in advance, without deduction or offset, beginning on the Commencement Date and on or before the first day of each and every calendar month thereafter during the Lease Term. The Monthly Rental Installment for partial calendar months shall be prorated. Monthly Rent during the applicable lease year shall be an amount equal to one twelfth (1/12) of the Minimum Annual Rent during such lease year. Tenant also agrees to pay Landlord any excise, sales or privilege tax, if any, imposed by any governmental authority on account of this Lease or the rent paid hereunder as part of Operating Expenses under Section 3.02.

        Section 3.02. Additional Rent. In addition to the Minimum Annual Rent Tenant shall pay to Landlord for each calendar year during the Lease Term, as "Additional Rent," Tenant's Proportionate Share of all costs and expenses incurred by Landlord during the Lease Term for Real Estate Taxes and Operating Expenses for the Building and common areas (collectively "Common Area Charges").

        For purposes of this Lease, the term "Operating Expenses" shall mean all of Landlord's expenses for operation, repair, replacement and maintenance to keep the Building and common areas in good order, condition and repair (including all additional direct costs and expenses of operation and maintenance of the Building which Landlord reasonably determines it would have paid or incurred during such year if the Building had been fully occupied), including, but not limited to, management or administrative fees at market rates (not to exceed four percent (4%) of gross rentals from the Building); utilities; stormwater discharge fees; license, permit, inspection and other fees; fees and assessments imposed by and/or payable to the owner's association or otherwise under the Declaration of Covenants, Conditions, Restrictions and Easements for Precedent South Business Center, as the same may be amended from time to time (the "Covenants"); security services; insurance premiums and deductibles; maintenance, repair and replacement of the driveways, parking areas (including snow removal), exterior lighting, landscaped areas, walkways, curbs, drainage strips, sewer lines, exterior walls, foundation, structural frame, roof and gutters. The costs incurred by Landlord in connection with any capital improvement (including, without limitation, replacements to existing improvements which are, in Landlord's reasonable discretion, no longer susceptible to repair by the Tenant under Section 7.01) shall be amortized over the useful life of such improvement (in accordance with generally accepted accounting principals, consistently applied), and only the amortized portion shall be included in Operating Expenses.

        "Real Estate Taxes" shall include any form of real estate tax or assessment or service or other payments in lieu thereof, and any license fee, commercial rental tax, improvement bond or other similar charge or tax (other than income, inheritance or estate taxes) imposed upon the Building or common areas (or against Landlord's business of leasing the Building) by any authority having the power to so charge or tax, together with costs and expenses of contesting the validity or amount of Real Estate Taxes which, at Landlord's option, may be calculated as if such contesting work had been performed on a contingent fee basis, whether charged by Landlord's counsel or representative; provided, however, that said fees are reasonably comparable to the fees charged for similar services by others not affiliated with Landlord. In no event shall any such fee exceed the actual amount of the tax savings). Additionally, Tenant shall pay, prior to delinquency, all taxes assessed against and levied upon trade fixtures, furnishings, equipment and all personal property of Tenant contained in the Leased Premises.

        The Landlord has advised Tenant that the Building is located within an economic revitalization area and, as such, has been afforded tax abatement. In this regard, the assessed value of the property upon



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which the Building is located, will increase and/or has increased as a result of the construction of the Building. The impact of that increase in assessed value will, as a result of the tax abatement and subject to the terms thereof, phase in the increase in the Real Estate Taxes resulting from that increase in assessed value over a ten (10) year period.

        Maintaining the tax abatement that is available for the Building may require that the Landlord report on the condition and utilization of the Building to state and/or local taxing authorities. In this regard, the Landlord may solicit information on the Tenant's utilization of the Leased Premises in order to permit the Landlord to comply with any applicable state or local reporting requirements. Tenant agrees that it will cooperate with any reasonable request for such information.

        The Landlord has advised Tenant that the benefits of the tax abatement are "front-loaded" so as to provide the greatest benefit of the tax abatement in the early years of the abatement period. In this regard, the parties acknowledge that the original Lease Term does not cover the entire abatement period. As a result the Landlord and Tenant have agreed that the Landlord will include, in Real Estate Taxes, an amount which would be paid or incurred for such Real Estate Taxes as if the benefits of the tax abatement were allocated equally over the entire ten (10) year abatement period (the "Averaged Tax Amount"). As a result, the Landlord will, during the first several years of the abatement period, collect an amount in excess of the amount it is actually obligated to pay for such Real Estate Taxes (the "Tax Abatement Reserve"). The Landlord shall hold the Tax Abatement Reserve during the original Lease Term, but will not be obligated to segregate, escrow or otherwise impound any funds in the Tax Abatement Reserve. If the Tenant exercises its option to renew this Lease for either one or both of the Option Periods (as provided in Section 16.11), the Tenant will continue to pay the Averaged Tax Amount over the entire ten (10) year abatement period and the Landlord will utilize funds from the Tax Abatement Reserve to cover the shortfall in payments from Tenant on account of such Real Estate Taxes (during that ten year abatement period) to pay the actual Real Estate Taxes then due. If the Tenant fails to exercise its option to renew under
Section 16.11, below, the Landlord shall be entitled to apply the Tax Abatement Reserve in any manner that it sees fit to facilitate re-letting the Leased Premises to a third party or otherwise. In no event shall the Tenant have any rights or claims as to any funds in the Tax Abatement Reserve, by way of recoupment or otherwise, except to have those funds applied to pay Real Estate Taxes due if Tenant re-lets the Leased Premises in the manner set forth above.

        Notwithstanding the foregoing, the parties hereto acknowledge and agree that the Averaged Tax Amount may need to be recalculated from time to time on account of, inter. alia., (i) delays in the initial assessment of the Building,
(ii) increases in applicable tax rate(s), and (iii) reassessments of the Building by the local assessor's office.

        Section 3.03. Payment of Additional Rent. Landlord shall estimate the total amount of Common Area Charges, and thereby the Additional Rent to be paid by Tenant during each calendar year of the Lease Term, pro-rated for any partial years. The Landlord currently estimates that the Common Area Charges during the first year of the Lease Term will be [*] per square foot of Rentable Area in the Building. Commencing on the Commencement Date, Tenant shall pay to Landlord each month, at the same time the Monthly Rental Installment is due, an amount equal to one-twelfth (1/12) of the estimated Additional Rent for such year. Within a reasonable time after the end of each calendar year, Landlord shall submit to Tenant a statement of the actual amount of such Additional Rent (the "Landlord's Year End Statement") and within thirty (30) days after receipt of such statement, Tenant shall pay any deficiency between the actual amount owed and the estimates paid during such calendar year. In the event of overpayment, Landlord shall credit the amount of such overpayment toward the next installments of Minimum Rent.


* CERTAIN CONFIDENTIAL INFORMATION ON THIS PAGE HAS BEEN OMITTED AND FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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      Section 3.04. Tenant Verification. Tenant shall have the right to inspect, upon reasonable notice, at reasonable times and in a reasonable manner, during the ninety (90) day period following the delivery of Landlord's Year End Statement, such of Landlord's books of account and records as pertain to and contain information concerning the Common Area Charges for such year in order to verify the amounts thereof (herein referred to as a "Tenant Audit"). The Tenant acknowledges and agrees that the calculation of the amounts due on the Year End Statement require a certain threshold level of financial competence and, consequently, if Tenant elects to engage a third party to conduct a Tenant
Audit, that third party shall be an independent certified public accountant. If the Tenant Audit is conducted by such an independent certified public accountant, and the fee arrangement between Tenant and such independent certified public accountant is a contingency or similar fee arrangement pursuant to which the Tenant's independent certified public accountant is paid a fee as a percentage of the amount of any reduction that it obtains in the calculation of the amount due from Tenant on account of such Common Area Charges (herein a "Contingency Fee"), then the Tenant shall be obligated to pay a fee to the Landlord in an amount equivalent to the greater of either (i) the amount of all reasonable costs and expenses paid or incurred by Landlord in connection with any such Tenant Audit, including, without limitation, an amount calculated by Landlord to reimburse Landlord, on an hourly basis, for the costs associated with utilizing its own internal accountants and/or property management personnel to facilitate the completion of such a Tenant Audit (the "Landlord's Overhead Fee"), or (ii) the amount of the Contingency Fee, in either case, to reimburse Landlord for the time and expense associated with responding and furnishing information for such Tenant Audit. If such independent certified public accountant is not to be compensated by Tenant with a Contingency Fee, the Tenant shall, nonetheless, be obligated to pay to Landlord the Landlord's Overhead Fee in connection with any such Tenant Audit. The amounts due from Tenant to Landlord on account of the Landlord's Overhead Fee or on account of any such Contingency Fee shall not be due if the results of any such Tenant Audit or any Final Determination, as specified below, result in a credit due to the Tenant in an amount equal to five percent (5%) of the aggregate amount of such Common Area Charges, or more, for the year in question.

      If Tenant or any such independent certified public accountant fails to specifically identify any errors or omissions in the Year End Statement within such ninety (90) day period, the amounts due to Landlord or to be credited to Tenant, as reflected on the Year End Statement, shall be conclusively due in the manner set forth in such Year End Statement.

      Upon completion of any such Tenant Audit, the Tenant shall furnish a complete copy thereof to Landlord. Upon receipt of any such Tenant Audit, if the Landlord agrees with the results of such Tenant Audit, the Landlord shall revise its Year End Statement accordingly. Alternatively, if the Landlord disagrees with the results of the Tenant Audit, the Landlord shall submit its Year End Statement and supporting information, together with a copy of the Tenant Audit to an independent certified public accountant (the "Accountant") to make a final and conclusive determination as to the actual amount due from Tenant on account of such Common Area Charges hereunder (herein a "Final Determination"). If and to the extent that the actual amount of Common Area Charges due from the Tenant, as determined by such Accountant, is five percent (5%) less then the amounts indicated to be due from Tenant on the Landlord's Year End Statement, the Landlord shall pay for the costs and expenses associated with obtaining the Final Determination. In all other cases, the Tenant shall be responsible for the cost of obtaining the Final Determination, which amounts shall constitute Additional Rent hereunder and which amounts shall be immediately due and payable.

        Section 3.05. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to timely deliver to Landlord any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall not have been paid within five



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(5) business days following the due date therefore, the Tenant will be obligated to pay to Landlord, in addition to the amount due, a late fee in an amount equal to five percent (5%) of the amount overdue.

                          ARTICLE 4 - SECURITY DEPOSIT

                              INTENTIONALLY OMITTED

                                 ARTICLE 5 - USE

        Section 5.01. Use of Leased Premises. The Leased Premises are to be used by Tenant solely for the Permitted Use and for no other purposes without the prior written consent of Landlord.

        Section 5.02. Covenants of Tenant Regarding Use. Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, careful, reputable and lawful manner, (ii) comply with all laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force, including without limitation those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, and (iii) comply with and obey all reasonable directions of the Landlord, including any rules and regulations that may be adopted by Landlord from time to time. Tenant shall not do or permit anything to be done in or about the Leased Premises or common areas which constitutes a nuisance or which interferes with the rights of other tenants or injures or annoys them. Landlord shall not be responsible to Tenant for the nonperformance by any other tenant or occupant of the Building of its lease or of any rules and regulations. Tenant shall not overload the floors of the Leased Premises. All damage to the floor structure or foundation of the Building due to improper positioning or storage of items or materials shall be repaired by Landlord at the sole expense of Tenant, who shall reimburse Landlord immediately therefor upon demand. Tenant shall not use the Leased Premises, or allow the Leased Premises to be used, for any purpose or in any manner which would invalidate any policy of insurance now or hereafter carried on the Building or increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord as Additional Rent for any increase in premiums charged.

        Section 5.03. Landlord's Rights Regarding Use. In addition to the rights specified elsewhere in this Lease, Landlord shall have the following rights regarding the use of the Leased Premises or the common areas, each of which may be exercised without notice or liability to Tenant, (a) Landlord may install such signs, advertisements, notices or tenant identification information as it shall deem necessary or proper; (b) Landlord shall have the right at any time to control, change or otherwise alter the common areas as it shall deem necessary or proper; and (c) Landlord or Landlord's agent shall be permitted to inspect or examine the Leased Premises at any reasonable time upon giving at least 24 hours advance verbal notice to any Tenant designated representative (except in an emergency when no notice shall be required), and Landlord shall have the right to make any repairs to the Leased Premises which are necessary for its preservation; provided, however, that any repairs made by Landlord shall be at Tenant's expense, except as provided in Section 7.02 hereof. Landlord shall incur no liability to Tenant for such entry, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

                 ARTICLE 6 - UTILITIES AND UTILITY SERVICES

        Tenant shall obtain in its own name and pay directly to the appropriate supplier the cost of all utilities and utility services serving the Leased Premises. Notwithstanding the foregoing, if any such utilities or utility services are jointly metered with other property, Landlord shall make a reasonable



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determination of Tenant's proportionate share of the cost of such utilities and utility services (at rates that would have been payable if such utilities and utility services had been directly billed by the utilities or utility service providers to Tenant) and Tenant shall pay such share to Landlord within thirty
(30) days after receipt of Landlord's written statement. To the extent that any such utility or other building service fails or is otherwise interrupted, the Landlord agrees to exercise commercially reasonable efforts, in cooperation with the applicable service provider, to expeditiously restore any such utility or other building service. Landlord shall not, however, be liable in damages or otherwise for any failure or interruption of any utility or other building service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold or abate any sums due hereunder. In the event that any such utilities or utility services are available from more than one (1) utility service provider, Landlord shall be entitled to choose the utility service provider.

                       ARTICLE 7 - MAINTENANCE AND REPAIRS

        Section 7.01. Tenant's Responsibility. During the Lease Term, Tenant shall, at its own cost and expense, maintain the Leased Premises in good condition, regularly servicing and promptly making all repairs thereto, including but not limited to the electrical systems, heating and air conditioning systems, plate glass, floors, windows and doors, sprinkler and plumbing systems, and shall obtain a preventive maintenance contract on the heating, ventilating and air-conditioning systems, and provide Landlord with a copy thereof. In connection with the foregoing, the Landlord agrees to make available to the Tenant copies of all warranties which relate to the Leased Premises and/or Landlord's Work and shall assist the Tenant to the extent reasonably necessary in any effort by the Tenant to enforce any rights under any such warranty. The preventive maintenance contract shall meet or exceed Landlord's standard maintenance criteria (which criteria are more specifically delineated in Exhibit C), and shall provide for the inspection and maintenance of the heating, ventilating and air conditioning system on not less than a semi-annual basis.

        Section 7.02. Landlord's Responsibility. During the Lease Term, Landlord shall maintain in good condition and repair, and replace as necessary, the roof, exterior walls, foundation and structural frame of the Building and the parking and landscaped areas, the costs of which shall be included in Operating Expenses; provided, however, that to the extent any of the foregoing items require repair because of the negligence, misuse, or default of Tenant, its employees, agents, customers or invitees, Landlord shall make such repairs solely at Tenant's expense.

        Section 7.03. Alterations. Tenant shall not permit alterations in or to the Leased Premises unless and until the plans have been approved by Landlord in writing. Landlord agrees to not unreasonably withhold any such approval to the extent that the alterations do not affect the structural and/or mechanical systems in the Building. In connection with any such approval, Landlord shall advise Tenant as to whether or not the Landlord will require the Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease. In this regard, the Landlord acknowledges that the Tenant will have no obligation to remove any of the improvements included in the Landlord's Work which is identified on Exhibit B. To the extent that the Landlord fails to advise Tenant that it will require the removal of any alterations, such alterations shall become a part of the realty and the property of Landlord upon expiration or earlier termination of this Lease, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute a consent by Landlord to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be



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
discharged of record within thirty (30) days after filing. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys' fees in connection with any construction or alteration and any related lien.

                            ARTICLE 8 - CASUALTY

        Section 8.01. Casualty. In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees to promptly restore and repair same; provided, however, Landlord's obligation hereunder shall be limited to the reconstruction of such of improvements as were originally required to be made by Landlord, if any. Notwithstanding the foregoing, if the Leased Premises are (i) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (ii) destroyed by a casualty which is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto or are insufficient to rebuild the Building and the Leased Premises; then, in case of a clause (i) casualty, either Landlord or Tenant may, or, in the case of a clause (ii) casualty, then Landlord may, upon thirty (30) days written notice to the other party, terminate this Lease with respect to matters thereafter accruing.

        Section 8.02. Landlord's Insurance. During the Lease Term, Landlord shall maintain all risk coverage insurance on the Building, rental interruption insurance covering the rents due under this Lease and under any and all other leases affecting the Building (for a period of no more than twelve (12) months), and the cost of all such insurance shall be included as an Operating Expense under Section 3.02. Such insurance shall not protect Tenant's property on the Leased Premises; and, notwithstanding the provisions of Section 9.01, Landlord shall not be liable for any damage to Tenant's property, regardless of cause, including the negligence of Landlord and its employees, agents and invitees. Tenant hereby expressly waives any right of recovery against Landlord for damage to any property of Tenant located in or about the Leased Premises, however caused, including the negligence of Landlord and its employees, agents and invitees.

      Section 8.03. Waiver. Notwithstanding the provisions of Section 9.01 below, Landlord hereby expressly waives any rights of recovery against Tenant for damage to the Leased Premises or the Building which is insured against under Landlord's all risk coverage insurance. All insurance policies maintained by Landlord or Tenant as provided in this Lease shall contain an agreement by the insurer waiving the insurer's right of subrogation against the other party to this Lease. Notwithstanding anything contained herein to the contrary, Landlord and Tenant hereby release each other and each other's employees, agents, customers and invitees from any and all liability for any loss of or damage or injury to person or property occurring in, on, or about or to the Leased Premises, Building or related property by reason of fire or other casualty customarily insured against under a standard fire and extended coverage insurance policy, regardless of cause, including the negligence of Landlord or Tenant and their respective employees, agents, customers and invitees, and agree that such insurance carried by either of them shall contain a clause whereby the insurer waives its right of subrogation to recover against the other party. Because the provisions of this Section are intended to preclude the assignment of any claim mentioned herein by way of subrogation or otherwise to an insurer or any other person, each party to this Lease shall give to each insurance company, which has issued to it one or more policies of fire and extended coverage insurance, notice of the provisions of this Section and have such insurance policies properly endorsed, if necessary, to prevent the invalidation of such insurance by reason of the provision of this Section.

                         ARTICLE 9 - LIABILITY INSURANCE

        Section 9.01. Tenant's Responsibility. Landlord shall not be liable to Tenant or to any other person for (i) damage to property or injury or death to persons due to the condition of the Leased Premises, the Building or the common areas, or (ii) the occurrence of any accident in or about the Leased Premises or the common areas, or (iii) any act or neglect of Tenant or any other tenant or occupant of the Building or of any other person, unless such damage, injury or death is the result of Landlord's negligence; and Tenant hereby releases Landlord from any and all liability for the same. Tenant shall be liable for, and shall indemnify and defend Landlord from, any and all liability for (i) any act or neglect of Tenant and any person coming on the Leased Premises or common areas by the license of Tenant, express or implied, (ii) any damage to the Leased Premises, and (iii) any loss of or damage or injury to any person (including death resulting therefrom) or property occurring in, on or about the Leased Premises, regardless of cause, except for any loss or damage covered by Landlord's all risk coverage insurance as provided in Section 8.02 and except for that caused by Landlord's negligence. This provision shall survive the expiration or earlier termination of this Lease.


        Section 9.02. Tenant's Insurance. Tenant shall carry general public liability and property damage insurance, issued by one or more insurance companies acceptable to Landlord, with the following minimum coverages:

A.      Worker's Compensation:  minimum statutory amount.

B. Commercial General Liability Insurance, including blanket, contractual liability, broad form property damage, personal injury, completed operations, products liability, and fire damage: Not less than $3,000,000 Combined Single Limit for both bodily injury and property damage.

C. All Risk Coverage, Vandalism and Malicious Mischief, and Sprinkler Leakage insurance, if applicable, for the full cost of replacement of Tenant's property.

D.      Business interruption insurance.

The insurance policies shall protect Tenant and Landlord as their interests may appear, naming Landlord and Landlord's managing agent and mortgagee as additional insureds, and shall provide that they may not be canceled on less than thirty (30) days prior written notice to Landlord. Tenant shall furnish Landlord with Certificates of Insurance evidencing all required coverages on or before the Commencement Date. If Tenant fails to carry such insurance and furnish Landlord with such Certificates of Insurance after a request to do so, Landlord may obtain such insurance and collect the cost thereof from Tenant.

                           ARTICLE 10 - EMINENT DOMAIN

        If all or any substantial part of the Building or common areas shall be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date that actual possession thereof is so taken. If all or any part of the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become unusable by Tenant for the Permitted Use, Tenant may terminate this Lease as of the date that actual possession thereof is so taken by giving written notice to Landlord. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord's award.

                    ARTICLE 11 - ASSIGNMENT AND SUBLEASE

        Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord's prior written consent, which consent shall not be unreasonably withheld. In the event of any assignment or subletting, Tenant shall remain primarily liable hereunder, and any extension, expansion, rights of first offer, rights of first refusal or other options granted to Tenant under this Lease shall be rendered void and of no further force or effect. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Without in any way limiting Landlord's right to refuse to consent to any assignment or subletting of this Lease, Landlord reserves the right to refuse to give such consent if, in Landlord's opinion: (i) the Leased Premises are or may be in any way adversely affected; (ii) the business reputation of the proposed assignee or subtenant is unacceptable; or (iii) the financial worth of the proposed assignee or subtenant is insufficient to meet the obligations hereunder. Landlord further expressly reserves the right to refuse to give its consent to any subletting if the proposed rent is to be less than the then current rent for similar premises in the Park or the proposed assignee or subtenant is already a tenant in the Building or the Park. Notwithstanding the foregoing, the restrictions described in the immediately preceding sentence shall not apply to any subletting by the Tenant for a period of two (2) years or less so long as the rental rate charged by the Tenant to any such subtenant is no less than seventy-five percent (75%) of the then current market rent for similar premises in the Park. Tenant agrees to reimburse Landlord for reasonable accounting and attorneys' fees incurred in conjunction with the processing and documentation of any such requested assignment, subletting or any other hypothecation of this Lease or Tenant's interest in and to the Leased Premises.

      Notwithstanding anything to the contrary contained herein, the Tenant may, upon thirty (30) days advance written notice to Landlord, assign this Lease or sublet the Leased Premises to a Permitted Transferee or to a Conditional Permitted Transferee (as such terms are herein defined) without the Landlord's prior written consent. Any such notice (herein a "Transfer Notice") shall identify the nature of the transfer as either an assignment or a subletting and shall identify the Permitted Transferee or Conditional Permitted Transferee. The Transfer Notice shall include a copy of the documentation purporting to effect the assignment or subletting and an insurance certificate from the proposed subtenant or assignee's insurance carrier confirming that the Permitted Transferee or Conditional Permitted Transferee has procured the insurance otherwise required of the Tenant under this Lease. In the case of a Conditional Permitted Transferee, the Transfer Notice shall also include such financial statements as may be reasonably necessary to confirm that such transferee is, in fact, a Conditional Permitted Transferee.

      As used herein, the term "Permitted Transferee" shall mean and refer to any subsidiary, affiliate, division or corporation controlling, controlled by or under common control with the Tenant. In the case of any assignment or subletting to any Permitted Transferee, the Tenant originally identified herein shall remain primarily liable for the performance and observance of all of the terms, covenants and conditions of this Lease. Alternatively, the term "Conditional Permitted Transferee" shall mean and refer to a successor corporation that (a) is related to Lessee by merger, consolidation, non-bankruptcy reorganization or governmental action, or a purchaser of all or substantially all of the Tenant's assets and (b) has a net worth, as demonstrated by financial statements prepared in accordance with generally accepted accounting principals, equal to or greater than the greater of either
(i) the net worth of the Tenant originally identified herein, or (ii) the net worth of the then current Tenant (if this Lease has theretofore been assigned or the Leased Premises theretofore sublet), determined in each case, in accordance with generally accepted accounting principles, consistently applied, as of the date immediately preceding the date of the proposed assignment or subletting. In the case of any assignment or subletting to any Conditional Permitted Transferee, the Tenant originally identified herein (to the extent still existing as a legal entity) shall remain primarily liable for the performance and observance of all of the terms, covenants and conditions of this

Lease.

      For purposes of this Lease, the sale of the Tenant's capital stock through any public exchange or issuance of Tenant's capital stock for purposes of documenting equity investment in the Tenant shall not be deemed an assignment, subletting or other transfer of the Lease or the Leased Premises.

                     ARTICLE 12 - TRANSFERS BY LANDLORD

        Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.

        Section 12.02. Subordination and Estoppel Certificate. Landlord shall have the right to subordinate this Lease to any mortgage presently existing or hereafter placed upon the Building by so declaring in such mortgage. Within ten
(10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument which Landlord deems necessary or desirable to confirm the subordination of this Lease and an estoppel certificate in such form as Landlord may reasonably request certifying (i) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (ii) the date to which rent has been paid, (iii) that there are not, to Tenant's knowledge, any uncured defaults or specifying such defaults if any are claimed, and (iv) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by Landlord and by any purchaser or mortgagee of the Building. Notwithstanding the foregoing, if the mortgagee shall take title to the Leased Premises through foreclosure or deed in lieu of foreclosure, Tenant shall be allowed to continue in possession of the Leased Premises as provided for in this Lease so long as Tenant shall not be in default.

                         ARTICLE 13 - DEFAULT AND REMEDY

        Section 13.01. Default. The occurrence of any of the following shall be a "Default":

        (a) Tenant fails to pay any Monthly Rental Installment or Additional Rent within five (5) days after the same is due, or Tenant fails to pay any other amounts due Landlord from Tenant within ten (10) days after written notice that the same is due. Notwithstanding the foregoing, the Landlord agrees that it will provide the Tenant with written notice that the Landlord has not received any payment due hereunder (a "Payment Default Notice") and the Tenant shall have five (5) days following its receipt of any such Payment Default Notice in which to cure such Default; provided, however, the Landlord shall only not be obligated to furnish such a Payment Default Notice two (2) times in any given calendar year of the Lease Term.

        (b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after notice thereof from Landlord; provided, however, that if the nature of Tenant's default is such that more than thirty days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty-day period and thereafter diligently completes the required action within a reasonable time.

        (c) Tenant shall assign or sublet all or a portion of the Leased Premises in contravention of the provisions of Article 11 of this Lease.

        (d) All or substantially all of Tenant's assets in the Leased Premises or Tenant's interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant's existence as a legally formed and validly existing entity.


        Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

        (a) Landlord may apply the Security Deposit or re-enter the Leased Premises and cure any default of Tenant, and Tenant shall reimburse Landlord as additional rent for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord's action.

        (b) Landlord may terminate this Lease or, without terminating this Lease, terminate Tenant's right to possession of the Leased Premises as of the date of such Default, and thereafter (i) neither Tenant nor any person claiming under or through Tenant shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord; and (ii) Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy which Landlord may have. Upon the termination of this Lease, Landlord may declare the present value (discounted at the Prime Rate) of all rent which would have been due under this Lease for the balance of the Lease Term to be immediately due and payable, whereupon Tenant shall be obligated to pay the same to Landlord, together with all loss or damage which Landlord may sustain by reason of Tenant's default ("Default Damages"), which shall include without limitation expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers' commissions and attorneys' fees, it being expressly understood and agreed that the liabilities and remedies specified in this subsection (b) shall survive the termination of this Lease.

        (c) Landlord may, without terminating this Lease, re-enter the Leased Premises and re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord as liquidated damages the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term, together with all of Landlord's Default Damages.

        (d) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

        Section 13.03. Landlord's Default and Tenant's Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease or withhold, offset or abate any sums due hereunder.

        Section 13.04. Limitation of Landlord's Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord's right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant's judgment.

        Section 13.05. Nonwaiver of Defaults. Neither party's failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord's receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant's check or any letter accompanying Tenant's check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

        Section 13.06. Attorneys' Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys' fees incurred in connection therewith.

                ARTICLE 14 - LANDLORD'S RIGHT TO RELOCATE TENANT

                              INTENTIONALLY OMITTED


                 ARTICLE 15 - TENANT?S RESPONSIBILITY REGARDING
                   ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

      Section 15.01.  Definitions.

      a. "Environmental Laws" - All present or future federal, state and municipal laws, ordinances, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, the rules and regulations of the Federal Environmental Protection Agency or any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

      b. "Hazardous Substances" - Those substances included within the definitions of "hazardous substances," "hazardous materials," "toxic substances" "solid waste" or "infectious waste" under Environmental Laws.

      Section 15.02. Compliance. Tenant, at its sole cost and expense, shall promptly comply with the Environmental Laws including any notice from any source issued pursuant to the Environmental Laws or issued by any insurance company which shall impose any duty upon Tenant with respect to the use, occupancy, maintenance or alteration of the Leased Premises whether such notice shall be served upon Landlord or Tenant.

      Section 15.03. Restrictions on Tenant. Tenant shall operate its business and maintain the Leased Premises in compliance with all Environmental Laws. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry.

      Section 15.04. Notices, Affidavits, Etc. Tenant shall immediately notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of the Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises and shall immediately deliver to Landlord any notice received by Tenant relating to (i) and (ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord's request therefor concerning Tenant's best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

      Section 15.05. Landlord's Rights. Landlord and its agents shall have the right, but not the duty, upon advance notice (except in the case of emergency when no notice shall be required) to inspect the Leased Premises and conduct tests thereon to determine whether or the extent to which there has been a violation of Environmental Laws by Tenant or whether there are Hazardous Substances on, under or about the Leased Premises. In exercising its rights herein, Landlord shall use reasonable efforts to minimize interference with Tenant's business but such entry shall not constitute an eviction of Tenant, in whole or in part, and Landlord shall not be liable for any interference, loss, or damage to Tenant's property or business caused thereby.

      Section 15.06. Indemnification. Tenant shall indemnify Landlord and Landlord's managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Landlord in connection with any breach by Tenant of its obligations under this Article 15. Likewise, the Landlord agrees to indemnify Tenant from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys' fees, costs of testing and remediation costs, incurred by Tenant as a result of any material violation, by Landlord, of any applicable Environmental Laws. In this regard, the Landlord shall have no obligation to indemnify the Tenant or hold the Tenant harmless from and against the acts of any other tenant of the Building or any other third party. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease.

      Section 15.07. Landlord's Representation. Notwithstanding anything contained in this Article 15 to the contrary, Tenant shall not have any liability to Landlord under this Article 15 resulting from any conditions existing, or events occurring, or any Hazardous Substances existing or generated, at, in, on, under or in connection with the Leased Premises prior to the Commencement Date of this Lease, except to the extent Tenant exacerbates the same, and then only to the extent of the damage resulting from Tenant's actions.

                           ARTICLE 16 - MISCELLANEOUS

        Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

        Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State of Indiana.

        Section 16.03. Guaranty. In consideration of Landlord's leasing the Leased Premises to Tenant, Tenant shall provide Landlord with a Guaranty of Lease executed by the guarantor(s) described in the Basic Lease Provisions, if any.

        Section 16.04. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

        Section 16.05. Examination of Lease. Submission of this instrument for examination or signature to Tenant does not constitute a reservation of or option for Lease, and it is not effective as a Lease or otherwise until execution by and delivery to both Landlord and Tenant.

        Section 16.06. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate brokers involved in the negotiation and execution of this Lease are the Brokers. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto.

        Section 16.07. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Article 1. If delivered in person, notice shall be deemed given as of the delivery date. If sent by overnight courier, notice shall be deemed given as of the first business day after sending. If mailed, the notice shall be deemed to have been given on the date which is three business days after mailing. Either party may change its address by giving written notice thereof to the other party.

        Section 16.08. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

      Section 16.09. Financial Statements. During the Lease Term and any extensions thereof, Tenant shall provide to Landlord on an annual basis, within ninety (90) days following the end of Tenant's fiscal year, a copy of Tenant's most recent audited financial statements prepared as of the end of Tenant's fiscal year. Such audited financial statements shall be certified by Tenant and by Tenant's independent certified public accountant who shall attest to the truth and accuracy of the information set forth in such statements in accordance with applicable FASB standards. All financial statements provided by Tenant to Landlord hereunder shall be prepared in conformity with generally accepted accounting principles, consistently applied.

        Section 16.10. Representations and Warranties. The undersigned represent and warrant that (i) such party is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the state under which it was organized; and (ii) the individual executing and delivering this Lease has been properly authorized to do so, and such execution and delivery shall bind such party.

      Section 16.11. Option to Extend Term of Lease. So long as there is no existing, material, uncured default on the part of the Tenant hereunder, Tenant shall have the option to renew the Term of this Lease for two (2) additional terms of three (3) years each ("Option Period" or "Option Periods"). Such renewal(s) shall be upon the same terms and conditions contained in the Lease for the original Term except for this provision giving the renewal option and subject to an adjustment of the rent as provided in Article III hereof. Such option(s) shall be exercised by the Tenant's giving written notice to Landlord of its intention to renew the Term of this Lease no later than nine (9) months prior to the expiration of the original Term or the Option Period then in effect, whichever is applicable. Tenant's failure to exercise any option to renew shall extinguish its right and option for any subsequent renewal option. To the extent that the Tenant has elected to exercise any right of first refusal under Section 16.12, below, the Tenant shall have no right to renew the term of this Lease as to the original Leased Premises without also renewing the Term of this Lease as to any Refusal Space leased by the Tenant pursuant to Section 16.12, below.

      In the event Tenant elects to exercise its option(s) to extend the term of the Lease, the Minimum Annual Rent for the first such Option Period shall be an amount equal to Eight Hundred Ninety Four Thousand Three Hundred Forty Eight Dollars ($894,348.00), payable in Monthly Rental Installments of Seventy Four Thousand Five Hundred Twenty Nine Dollars ($74,529.00) and the Minimum Annual Rent for the second such Option Period shall be an amount equal to Nine Hundred Seventy Four Thousand Eight Hundred Forty Four Dollars ($974,844.00), payable in Monthly Rental Installments of Eighty One Thousand Two Hundred Thirty Seven Dollars ($81,237.00). Additional Rent shall continue to be due and payable during any such Option Period in the manner provided under Section 3.02 and 3.03, above.

      Section 16.12. Right of First Refusal. So long as there is no existing, material, uncured default on the part of the Tenant hereunder, and subject to the rights of any tenant currently, or at the time, leasing the Refusal Space (as hereinafter defined) during the original Lease Term, including any Option Period, Landlord agrees that prior to leasing all or any part of the space in the Building which is identified on the attached Exhibit D (the "Refusal Space"), it will first offer to lease all of the Refusal Space to Tenant for the balance of the Term of this Lease, or Option Period then in effect, at the current market rate for space of similar size and quality in the Building as reasonably determined by Landlord, but not less than the rate then being charged for each square foot of the existing Leased Premises. Notwithstanding the foregoing, the Tenant shall have no right to exercise any such right of first refusal unless, at the time thereof, there remains a minimum of three (3) years in the Term of this Lease [taking into account the original Lease Term and any Option Period(s), but only to the extent that the Tenant has actually exercised its right to extend the Term of this Lease for such Option Period(s)]. In the event Landlord intends to lease all or any part of the Refusal Space, Landlord will give Tenant written notice of such intent, specifying such market rate; and Tenant shall have five (5) days after receipt of such notice to notify Landlord, in writing, of its agreement to lease the Refusal Space. Such leasing shall be on the same terms and conditions as in this Lease for the Leased Premises, except for the adjustment of rent provided above as it relates to the Refusal Space and except for the granting of any monetary allowances or concessions. To the extent that the Tenant exercises any such right of first refusal during the original Lease Term, the Minimum Annual Rent and Monthly Rental Installments for the Refusal Space during the first Option Period shall be an amount equal the Minimum Annual Rent and Monthly Rental Installments during the original Lease Term plus twelve percent (12%)(to match the rent escalation set forth in Section 16.11). Likewise, the Minimum Annual Rent and Monthly



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
Rental Installments for the Refusal Space during the second Option Period shall be an amount equal the Minimum Annual Rent and Monthly Rental Installments during the first Option Period plus nine percent (9%)(to match the rent escalation set forth in Section 16.11).

      Section 16.13. Job Recruiting Allowance. The Landlord agrees to reimburse Tenant, in an amount up to One Hundred Fifty Thousand Dollars ($150,000.00) (the "Recruiting Allowance"), for costs and expenses actually paid to third parties in connection with the recruiting employees for its operations at the Leased Premises. An initial portion of the Recruiting Allowance, in an amount equal to Sixty Six Thousand Five Hundred Forty Three Dollars and Seventy Five Cents ($66,543.75) will be paid to the Tenant as a credit against the first installment of the Minimum Monthly Rent due hereunder (the "First Installment") to fund costs actually paid or incurred in connection with recruiting employees for its operations at the Leased Premises (herein referred to as "Recruiting Costs"). The remainder of the Recruiting Allowance, in the amount of Eighty Three Thousand Four Hundred Fifty Six Dollars and Twenty Five Cents (the "Second Installment") shall be due if the Tenant, acting in good faith and with commercially reasonable diligence, fails to achieve either the First Recruiting Milestone or Second Recruiting Milestone (as each such term is defined herein) within the time periods established below for the satisfaction of each such milestone. As used herein, the term "First Recruiting Milestone" shall mean and refer to the hiring of a number of employees equal to Seventy-five percent (75%) or more of the Tenant's Required Workforce (as defined herein). As used herein, the term "Second Recruiting Milestone" shall mean and refer to the hiring of a number of employees equal to One Hundred percent (100%) of the Tenant's Required Workforce. The "Required Workforce" for purposes of this Lease shall be a number of employees equal to 236 employees. Consequently, the First Recruiting Milestone shall be deemed to have been achieved at the point in time when the Tenant has hired 167 employees and the Second Recruiting Milestone shall be deemed to have been achieved at the point in time when the Tenant has hired 236 employees.

      The time (within which the Tenant's performance in achieving the milestones described herein is to be measured) depends on the timing of certain "job fairs" which economic development agencies of the City of Greenwood and/or Johnson County, Indiana are or will be hosting together with Tenant to facilitate the Tenant's recruiting efforts (the "Job Fair" or "Job Fairs"). The Tenant will schedule the first such Job Fair for some time in January of 2000 (the "First Job Fair"). Following the First Job Fair, if the Tenant has not hired a sufficient number of employees to fill its Required Workforce, the Tenant will, within three (3) to five (5) weeks following the First Job Fair, exercise commercially reasonable efforts to schedule a second Job Fair (the "Second Job Fair").

      If the Tenant fails to meet the First Recruiting Milestone within five (5) business days following the date of the First Job Fair, the Tenant shall be entitled to receive the Second Installment of the Recruiting Allowance. If the Tenant does meet the First Recruiting Milestone within such five (5) day period, the Tenant will not be entitled to receive the Second Installment of the Recruiting Allowance unless and until it hosts a Second Job Fair. If the Tenant fails to meet the Second Recruiting Milestone within five (5) business days following the date of the Second Job Fair, the Tenant shall be entitled to receive the Second Installment of the Recruiting Allowance. Alternatively, if the Tenant does meet the Second Recruiting Milestone within such five (5) day period, the Tenant will, nonetheless, be entitled to receive one half ( 1/2) of the Second Installment of the Recruiting Allowance as an incentive to promote the Tenant's use of the Job Fairs to recruit its employees (the "Incentive Amount").

      Within sixty (60) days following the Landlord's disbursement of either the First Installment or the Second Installment, the Tenant shall furnish to Landlord reasonable evidence that it has paid or incurred Recruiting Costs equal to or greater than the amount of such First Installment or Second Installment, as applicable, including, without limitation, copies of receipts, paid invoices, cancelled checks or other reasonable evidence of the Tenant's payment of costs and/or expenses directly related to recruitment of employees for Tenant's operations at the Leased Premises. No such documentation will be required with respect to the Tenant's use of the Incentive Amount. On or prior to the expiration of that sixty (60) day period, the Tenant agrees to reimburse Landlord for the amount, if any, of the Recruiting Allowance actually paid to Tenant (other than the Incentive Amount) which is not used by Tenant to pay bona-fide Recruiting Costs hereunder.

      In addition to the foregoing, the Landlord agrees to exercise commercially reasonable efforts to assist the Tenant in obtaining job training incentive payments or credits in an amount of up to One Hundred Fifty Thousand Dollars ($150,000.00) from the State of Indiana.

        IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.



                                    LANDLORD:

                                    PRECEDENT INDUSTRIAL GROUP, LLC
                                    By Precedent Group, LLC, Mgr.
                                    By The Precedent Companies, Inc.

                                    By:  /s/ J. Randall Ackina
                                       -----------------------------------------
                                    Printed: J. Randall Ackina
                                            ------------------------------------
                                    Title:   President
                                          --------------------------------------


                                    TENANT:

                                    PETS.COM, INC.



                                    By:    /s/ Chris Deyo
                                       -----------------------------------------
                                    Printed:   Chris Deyo
                                            ------------------------------------
                                    Title:     President
                                          --------------------------------------



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